SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant (X)
Filed by a Party other than the Registrant ()

Check the appropriate box:

( ) Preliminary Proxy Statement
(X) Definitive Proxy Statement
( ) Definitive Additional Materials
( ) Soliciting Material Pursuant to Section 240. 14a-11(c) or
    Section 240. 14a-12

Hampton Industries, Inc.
(Name of Registrant as Specified In Its Charter)

Frank E. Simms
Chief Financial Officer,
Vice President - Finance and Assistant Secretary
(Name of Person Filing Proxy Statement)

                    HAMPTON INDUSTRIES, INC.
                 (A North Carolina Corporation)
                          P.O. Box 614
                       Kinston, NC  28502

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          May 18, 1998

To the Shareholders:

     This is to notify you that the Annual Meeting of Shareholders of Hampton Industries, Inc. (hereinafter referred to as the "Company") will be held at 10:00 A.M. on Monday, May 18, 1998, in the Conference Center, at Hahn & Hessen LLP, 36th Floor, Empire State Building, 350 Fifth Avenue, New York, NY 10118 for the following purposes:

            I. To elect a Board of seven Directors to serve for one
               year or until the election of their successors;

          II. To amend the Company's Certificate of Incorporation to indemnify Directors and Officers in connection with actions taken in regard to their duties with the Company.

          III. To transact such other business as may properly come before the meeting. (No such other business is known to the management).

     Shareholders of record at the close of business on March 31, 1998 are entitled to notice of and to vote at the Annual Meeting or adjournments thereof.

     The Board of Directors cordially invites you to attend the meeting in person. However, whether or not you plan to attend, it would be greatly appreciated if you would mark and sign the enclosed Proxy, returning it to American Stock Transfer and Trust Company in the addressed, postage-paid reply envelope which is enclosed for your convenience. If you should thereafter decide to attend the meeting in person and you desire to vote your shares, you may do so and your Proxy will be returned to you. In addition, you are entitled to revoke your Proxy at any time prior to voting by presenting a proxy bearing a later date or by giving notice of such revocation to the Secretary at the office of the Company at 2000 Greenville Highway, P.O. Box 614, Kinston, NC 28502.

     The annual report of the Company for the fiscal year ended
December 27, 1997 is enclosed, but is not part of the Company's proxy solicitation material.

                                   ROGER M. EICHEL,
                                Senior Vice President
                                    and Secretary


Dated: March 30, 1998


                    HAMPTON INDUSTRIES, INC.
                     2000 Greenville Highway
                          P.O. Box 614
                       Kinston, NC  28502

                         PROXY STATEMENT


     This proxy statement and proxy/voting instruction card are being delivered to all holders of common shares of Hampton Industries, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors for the Annual Meeting of Shareholders to be held on May 18, 1998. All holders of record on March 31, 1998 are entitled to one vote for each share owned on each matter that comes before the meeting. A majority of the shares entitled to vote represented in person or by proxy shall constitute a quorum. The only matters known to be brought before the meeting are those included in this proxy statement. As of the record date there were 4,586,429 shares of Common Stock outstanding and entitled to vote.

                        VOTING SECURITIES


Principal Shareholders

     The following table sets forth as of March 31, 1998, the
beneficial ownership by each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock and information as to the beneficial ownership of such outstanding
Common Stock by all Directors and Executive Officers as a group:
Name and address of                 Amount and nature of          Percent
 beneficial owner                   beneficial ownershipF<1>      of Class
David Fuchs (15 W. 34th St.,
New York, NY  10001-3060)                606,187 F<2>               13.0%

Pearl F. Schechter (P.O. Box 614,
Kinston, NC  28502)                      485,145 F<3>               10.4%

Paul Chused (P.O. Box 614,
Kinston, NC  28502)                      323,272 F<4>                6.9%

Steven Fuchs (15 W. 34th St.,
New York, NY  10001-3060)                243,552                     5.2%

Les Fuchs (3035 River North Pkwy,
Atlanta, GA  30328-1117)                 471,349                    10.1%

Dimensional Funds Advisors, Inc.
1299 Ocean Avenue, Suite 650
Santa Monica, CA  90401                  355,112 F<5>                7.6%

Franklin Resources, Inc.
777 Mariners Island Blvd.
San Mateo, CA  94403                     270,000 F<6>                5.8%

All Directors and Officers as a
group (5 Executive Officers
and 7 Directors)                       1,874,211 F<7>               40.2%
-1-

<F1>
(1) As reported to the Company by the Directors and nominee and executive officers (including shares held by spouses, minor children, affiliated companies, partnerships and trusts over which the named person has beneficial ownership). The table includes shares which the individual has the right to acquire beneficial ownership currently or within 60 days after March
     31, 1998, upon exercise of non-qualified stock options.
<F2>
(2)  Includes 43,781 shares held by a charitable trust of which Mr.
     Fuchs is a Trustee, as to which Mr. Fuchs disclaims beneficial interest.
<F3>
(3) Includes 114,711 shares owned by Mr. Schechter, a Director of the Company, as to which Mrs. Schechter disclaims beneficial interest.
<F4>
(4) Includes 9,150 shares held by Mr. Chused as Custodian for his children, 30,000 shares held by a partnership of which Mr. Chused is managing agent and 114,000 shares held by Mr. Chused as custodian for the minor children of his brother, as to which Mr. Chused disclaims beneficial interest. Includes 18,370 shares held in a Trust of which Mr. Chused is the beneficiary. Excludes
     36,740 shares held in Trust in which Mr. Chused disclaims beneficial interest.
<F5>
(5) Based solely on statements filed with the Securities and Exchange Commission pursuant to Section 13 (g) of the Exchange Act, all such shares are owned by investment advisory clients of Dimensional Fund Advisors, Inc., ("Dimensional") no one of which to the knowledge of Dimensional, owns more than 5% of the class. Dimensional disclaims beneficial ownership of all such shares. The Company has no independent knowledge with respect hereto.
<F6>
(6) Based solely on statements filed with the Securities and Exchange Commission pursuant to Section 13 (g) of the Exchange Act, all such shares are owned by investment advisory clients of Franklin Resources, Inc., ("Franklin") no one of which to the knowledge of Franklin, owns more than 5% of the class. Franklin disclaims beneficial ownership of all such shares. The Company has no independent knowledge with respect hereto.
<F7>
(7) Excludes the shares listed in footnote (5 and 6) and the shares beneficially owned by Les Fuchs.

                   ELECTION OF SEVEN DIRECTORS

     Seven directors will be elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders or until a successor is elected. The Board of Directors has nominated for election the seven persons named below. All of the nominees are currently directors and were elected by the shareholders except Barbara Henagan who has been nominated by the Board of Directors. Ms. Henagan was elected a director by the Board of Directors on March 10, 1998, effective as of that date, to fill the vacancy resulting from the untimely death of Mr. Gerald Frieer. The The Proxies solicited by the Board of Directors will be voted for the election of the following candidates (except those Proxies in which authority is withheld) in the absence of a vacancy in the proposed slate. Each candidate has agreed to serve if elected, and the Company does not contemplate that any of the candidates will be unavailable for election; however, in the event of a vacancy in the proposed slate occasioned by death or other unexpected occurrence, the Proxies will be voted according to the best judgment of the Proxy holders.

                                                   Shares of
                                                  voting stock
Name, age                             Year in     beneficially      Percent
and Principal                       which first   owned March31,      of
occupation                          electedF<1>      1997F<2>         Class
David Fuchs (73)
  Chairman and Chief Executive
  Officer of Company                   1946         606,187 F<2>     13.0%

Steven Fuchs (38)
  President                            1993         243,552           5.2%
-2-

Sol Schechter (81)
  Director of Company                  1946         485,145 F<3>     10.4%

Paul Chused (54)
  Vice President                       1979         323,272 F<4>      6.9%

Herbert L. Ash (56)
  Partner, Hahn & Hessen LLP,
  Attorneys New York, NY
  Also a director of
  Donnkenny, Inc.                      1994             -             -

Roger M. Eichel (49)
  Senior Vice President
  and Secretary                        1997         187,504 F<5>     4.0%

Barbara Henagan (39)
  Senior Managing Director
  Bradford Ventures Ltd.,
  Private Equity Investors
  Atlanta, GA
  Also a director of Central
  Sprinkler Corporation                 -             6,000          -

<F1>
(1) To the Board of Directors of the Company or its predecessors.
    Footnote f<1>, page 2, is incorporated by reference.
<F2>
(2) Footnote F<2>), page 3 is incorporated by reference.
<F3>
(3) Includes 370,434 shares owned by Mrs. Schechter, as to which Mr. Schechter disclaims beneficial interest.
<F4>
(4) Footnote F<4>, Page 3 is incorporated by reference.
<F5>
(5) Represents 163,504 shares owned by Mrs. Eichel and 4,000 shares held by Mrs. Eichel as Custodian for their minor son.

     There are no arrangements or understandings pursuant to which any of the above named were elected as Officers or Directors. All Officers and Directors hold office for one year or until their successors are elected and qualified, unless otherwise specified by the Board of Directors. Any Officer or Director is subject to removal with or without cause, at any time, by a vote of the majority of the Board of Directors.

     All of the above named, except Herbert L. Ash and Barbara
Henagan, are related by blood or marriage.  David Fuchs and Sol
Schechter are brothers-in-law. Paul Chused is their nephew. Steven Fuchs is the son of David Fuchs and nephew of Sol Schechter. Roger M. Eichel is the son-in-law of David Fuchs and the brother-in-law of Steven Fuchs.

     All of the Executive Officers have served in various executive capacities over the past five years. David Fuchs was elected to his present office in 1975. Sol Schechter was President of the Company from 1975 until his retirement in 1994. Paul Chused was elected to his present office (non-executive officer) in January 1996. He was President from May 1994 to January 1996, Senior Vice President from
1993 to 1994 and prior thereto Vice President of Operations for in excess of five years. Steven Fuchs was elected to his present position in January 1996. He was previously President of HamptoShirt Co., Inc. (a subsidiary) from May 1992 and Vice President-
Merchandising from May 1991. He has held various merchandising and sales positions with the Company for more than five years prior thereto. Roger M. Eichel was elected Senior Vice President in 1997, prior thereto he was Vice President and Secretary of the Company.
-3-

     Herbert L. Ash has been a partner of Hahn & Hessen LLP for more than five years. Barbara Henagan has been Senior Managing Director of Bradford Ventures Ltd. for more than five years.

        COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table

     The following table sets forth the compensation for the past three fiscal years of the Chief Executive Officer and each of the four most highly compensated Executive Officers as of the end of the 1997 fiscal year.
                        Annual Compensation
                                                          Other
    Name and Principal                                    Annual
         Position           Year    Salary  Bonus<F1>  CompensationF<2>
David Fuchs                 1997   $562,500  $   -        $  -
  Chairman and              1996    562,500   25,596         -
  Chief Executive           1995    600,000      -           -
  Officer

Steven Fuchs                1997    371,154      -           -
  President and             1996    282,500   21,330         -
  Director                  1995    218,271      -           -

Robert J. Stiehl, Jr.       1997    220,000      -           -
  Executive Vice            1996    220,000   12,798         -
  President-Operations,     1995    195,408      -           -
  and Treasurer

Roger Eichel                1997    255,000      -           -
  Senior Vice President,    1996    255,000   17,064         -
  Secretary and Director    1995    251,764      -           -

Frank E. Simms              1997    144,423      -           -
  Chief Financial Officer,  1996    131,250    5,333         -
  Vice President-Finance    1995    78,461       -           -
  and Assistant Secretary

                  Long Term Compensation

                                 Non-Qualified          All
Name and Principal                   Stock             Other
     Position              Year  Option Plan(3)    Compensation(4)
David Fuchs                1997       -                $18,107
  Chairman and             1996       -                 18,180
  Chief Executive          1995       -                 24,869
  Officer

Steven Fuchs               1997       -                 21,980
  President and            1996       -                 21,902
  Director                 1995       -                 21,192

Robert J. Stiehl, Jr.      1997       -                 22,501
  Executive Vice           1996       -                 19,041
  President-Operations,    1995       -                 18,472
  and Treasurer

Roger Eichel               1997       -                 12,044
  Senior Vice President,   1996       -                 12,380
  Secretary and Director   1995       -                 12,700

Frank E. Simms             1997       -                  2,880
  Chief Financial Officer, 1996       -                  1,837
  Vice President-Finance   1995       -                    -
   and Assistant Secretary

<F1>
(1) All executive officers are participants in the Executive Bonus
    Plan.  No bonuses were earned under the Plan in 1997.
<F2>
(2) No amounts for executive perquisites and other personal
    benefits, securities or property are    shown where the aggregate
    dollar amount per executive is not in excess of the lesser of either $50,000 or 10% of annual salary and bonus.
<F3>
(3) The Company adopted a non-qualified stock option plan in 1992.
    The purpose of the program  is to furnish a significant equity
    opportunity to the executive which provides an incentive to    build
    long-term stockholder value.
<F4>
(4) Includes the Company's contribution to the Profit Sharing and Retirement Savings Plan and interest credited to the Supplemental Retirement Plan for Key Employees. For 1997, the company made a
-4-
    contribution of $2,880 under the Profit Sharing and Retirement Savings Plan for the five named individuals. Interest credited under the Supplemental Retirement Plan for Key Employees for the five named individuals were as follows: David Fuchs $15,227, Steven Fuchs $19,100, Robert J. Stiehl, Jr. $16,121 and Roger Eichel $9,164. Mr. Stiehl received a long-term service award in the amount of $3,500.
<F5>
(5)  Reference is made to the information under the caption "Certain
     Transactions".

     Directors, who are not Officers of the Company, receive $500 for attendance at each meeting of the Board of Directors and $500 for attendance at each committee meeting. Travel and accommodation expenses of the Directors incurred in attending Board meetings are reimbursed by the Company.

     Effective May 18, 1998, the Board of Directors approved a change in compensation for the Directors. Directors who are not employees of the Company will receive a fee of $1,000 for each board meeting attended, a fee of $1,000 for each committee meeting attended and a retainer of $500 for each committee chairmanship. A cap of $10,000 would be applied to the amount of fees and retainers received in any one year. This is exclusive of the reimbursement of the expenses incurred in attending the board and committee meetings. In addition, directors who are not employees will be granted an option under the Company's non-qualified stock option plan to purchase 5,000 shares of Common Stock at the fair market value on the date of grant upon appointment to the Board and an additional option to purchase 1,500 shares of Common Stock upon each re-election to the Board.

     The change in compensation reflects the increased demands that will be made on the members of the Board and the additional time and attention that will be required to analyze issues and provide guidance in accomplishing the Company's strategic plans.

          MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES


     During the 1997 fiscal year, the Board of Directors met four times. All of the Directors, attended each of the scheduled meetings during their incumbency.

     The Company's Audit Committee consisted of Herbert L. Ash an independent Director, Sol Schechter and Mr. Gerald Frieder (deceased).
 The Audit Committee met once during the year. The Audit Committee confers with the Company's independent auditors on matters concerning the Company's internal control system, the maintenance of its books and records and other matters as appropriate.

     The Executive Compensation Committee, which met once during the 1997 fiscal year, is composed of David Fuchs, Steven Fuchs, Sol Schechter and Paul Chused. The Compensation
Committee reviews executives' salaries, administers various incentive compensation plans and recommends action to the Board of Directors on matters related to compensation for officers and key employees of the Company and its subsidiaries. Each of the members abstains from compensation matters concerning their own compensation. The committee's Compensation Committees Report for the 1997 fiscal year is set forth herein.

     The Company does not have a Nominating Committee of the Board of Directors separate and apart from the Board of Directors as a whole.

              REPORT OF EXECUTIVE COMPENSATION COMMITTEE


          The Executive Compensation Committee (the "Committee") determines the compensation of the executive officers of the Company, including the members of the Committee and other key employees of the Company.
-5-
     The Committee is comprised of David Fuchs, Steven Fuchs, Sol Schechter, and Paul Chused, all related family members and executive officers or former executive officers of the Company.

     The Committee met once during 1997. Their recommendations were presented to the Board for approval. Each director-executive officer abstained from voting on the issue of his compensation.

     The members of the Committee and their families own approximately 28.6% of the Company's outstanding shares of Common Stock. The Board believes the members of the Committee, by reason of their stock ownership and commitment to the Company, are substantially motivated to act on behalf of all shareholders to optimize overall corporate performance, thereby increasing the intrinsic value of each shareholders investment in the Company.

Base Salary

     The Chairman and Chief Executive Officer was paid at the rate of $550,000 annually. The Board believes that his compensation is comparable to that generally paid to Chief Executives of similar companies having comparable responsibilities.

     Compensation paid to the six other executives has been determined after consultation between the Committee and the Board. The Board has relied extensively on the views of the Committee. The amount of compensation received by each of the officers is believed to be competitive with amounts paid to executives with comparable qualifications, experience and responsibilities at companies of comparable size. Past performance and expectations concerning future contributions to the success of the Company and its business are also considered in determining compensation.

Executive Bonus Plan

     The Executive Bonus Plan (the "Bonus Plan") is a cash-based incentive bonus program. The purpose of the plan is to motivate and reward eligible employees for their contribution to achieve corporate goals, by making a portion of their cash compensation dependent upon exceeding certain pretax earnings goals.

     The Bonus Plan provides for a maximum bonus amount of up to 50% of the executive's base salary. Individual bonus amounts range from 1.25% to 6% of the amount by which pretax earnings exceeded the pre-established goal. The Committee has the discretion to reduce (but not to increase) an individual's actual bonus payment which would otherwise be payable under the formula. The plan requires that an executive officer be employed as of the last day of the performance period for which the bonus is payable and paid, in order to be eligible to receive payment of the bonus.

     The Committee, at its discretion, (1) sets the particular goals each year, which may vary from year to year, (2) may revise each executives percentage of participation and (3) may include or exclude selected officers.

     For 1997, no bonuses were earned under the Executive Bonus Plan.

Profit Sharing and Retirement Savings Plan

     On December 31, 1995, the Company merged two qualified profit sharing plans into a single plan (the "Plan") that is in compliance with the regulations of the Internal Revenue Service Code for qualification as a 401-K plan. The Plan covers all associates of the Company. During 1997, the Company made a matching contribution of 40% of the deferral amount that associates elect to make (as limited by the Internal Revenue Service Code) and the Company has set the matching contribution rate for 1998 at 40%. The Company has the option of changing the matching contribution each year and the right to amend, modify or terminate the Plan.
-6-

Supplemental Retirement Plan for Key Employees

     The Company maintains a Supplemental Retirement Plan for Key Employees (the "Supplemental Plan") to permit certain key associates to defer receipt of current compensation in orderto provide retirement benefits on behalf of such associates. Company profit sharing credits are determined at the discretion of the Board of Directors. Amounts of profit sharing credits are vested in the same manner as vesting occurs under the Company's Qualified Profit Sharing and Retirement Savings Plan. Participant deferrals are fully vested. An annual return equal to the Moody's AAA Corporate bond rate is added to each participant deferred compensation account balance and employer profit sharing credit account balance. The Company may provide supplemental profit sharing credits to one or more active participants in the Supplemental Plan, the amount of which shall be determined by the Board of Directors in its sole and absolute discretion.

     As of December 31, 1997, there were 45 participants in the Supplemental Plan, including all of the executive officers of the Company. The Supplemental Plan is not intended to be a qualified plan under the provisions of the Internal Revenue Code. The Supplemental Plan is intended to be unfunded and, therefore, all compensation deferred under the Supplemental Plan is held by the Company and commingled with its general assets.

     Participant additions to the Supplemental Plan were suspended as of January 1, 1996 and no profit sharing credits were allocated to any of the participants in 1997.

Deferred Compensation Plan for Key Employees

     Effective January 1, 1998, the Company instituted a Nonqualified Deferred Compensation Plan for Key Employees (the "Deferred Plan") to permit certain key employees to defer receipt of current compensation in order to provide retirement benefits on behalf of such employees. The Company may provide a matching contribution to the Deferred Plan. The Company may provide supplemental profit sharing credits which are determined at the discretion of the Board of Directors. Amounts of matching contributions and profit sharing credits are vested in the same manner as vesting occurs under the Company's Qualified Profit Sharing and Retirement Savings Plan. For 1998 the Company has established a matching rate of 20% of the employees deferrals. The Deferred Plan is not intended to be a qualified plan under the provisions of the Internal Revenue Code. It is intended to be unfunded and, therefore, all compensation deferred under the Deferred Plan is held by the Company and commingled with its general assets. However, employee deferrals and the Company's match are deposited each month in Company owned insurance contracts. Within these contracts the employees have the option of selecting a variety of investments. The return on these underlying investments will determine the amount of earnings credit. The Company has the option of changing the matching contribution each year, the right to amend, modify or terminate the Deferred Plan.

Long-term incentives

     The Company's non-qualified stock option plan was adopted in 1992. Options granted under this plan are intended to attract and retain qualified employees and directors, and to motivate their best efforts on behalf of the Company's interest. It is intended that options will constitute an important part of an executive's compensation. The equity opportunity will provide an incentive to build long-term shareholder value. Options for 121,500 shares were granted during 1997.

     The following table shows the number and percentage of stock options granted to the named executive officers during 1997, the exercise price and expiration date of the options and the potential realizable value of each grant assuming that the market price of the stock appreciates in value from the date of grant to the expiration date at assumed annualized 5% and 10% rates. Beginning one year after the date of grant, options can be exercised at the rate of 20% per annum with payment in either cash or shares of the Company's -7-

Common Stock. Options may only be exercised during employment or within three months after employment ceases. All stock option grants have a term of 10 years from the date of grant. The Company is unable to predict or estimate the Company's actual future stock price or place a reasonably accurate present value on the options granted.

            STOCK OPTION GRANTS IN LAST FISCAL YEAR

                               Individual Grants

                       Number of   % of Total
                       Securities  Options
                       Underlying  Granted to    Exercise
                       Options     Employees in  Base Price   Expiration
Name                   Granted     Fiscal Year    ($/Sh)         Date
Steven Fuchs           30,000        24.7%        $6.75        3/19/07
Roger Eichel           20,000        16.5%        $6.75        3/19/07
Robert J. Stiehl, Jr.  10,000         8.2%        $6.75        3/19/07
                       Potential Realizable Value
                       At Assumed Annual Rates
                       of Stock Price Appreciation
                           for Option Term
Name                      5%($)           10%($)
Steven Fuchs            $55,900          $123,600
Roger Eichel            $37,300          $ 82,400
Rober J. Stiehl, Jr.    $18,600          $ 41,200

                                        EXECUTIVE COMPENSATION COMMITTEE

                                        David Fuchs, Chairman
                                        Steven Fuchs, Member
                                        Sol Schechter, Member
                                        Paul Chused, Member


                   COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative total stockholder return on the common stock of the Company for the five fiscal years with the cumulative return of the Dow Jones Industrial Average and the Dow Jones Apparel Industry index. It assumes $100 invested on December 28, 1992 with reinvestments of dividends.

     A copy of this graph has been submitted to the SEC. A tabular form of the graph is below.


                            1997 Graph Indices
                        HAI        Apparel      S&P500
               1992     100          100         100
               1993      68           76         110
               1994      52           80         114
               1995      52           86         153
               1996      61          119         189
               1997      93          125         247

-8-

1997 Grants and Stock Price Information

     The number of options granted in 1997 to the four most highly compensated individuals is set forth in Column (2) of the Stock Option Grant Table on Page 8. The following table sets forth the number of options granted in 1997 to the following groups:

          All executive officers (4)        60,000 shares
          All other managers (9)            61,500 shares

     The closing price per share of the Company's Common Stock on March 13, 1998 as reported on the American Stock Exchange was $7 3/4.


                          CERTAIN TRANSACTIONS

     During 1997, the Company retained the firm of Hahn & Hessen LLP, of which Mr. Ash is a partner, for legal services, and said firm will be retained during the current year.

               INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Rider A of Article 8 Section (2) of the Company's Certificate of Incorporation permits the Company to indemnify the Officers and Directors of the Company. On May 22, 1997 the Board of Directors unanimously approved an amendment to said section to read as follows:

     (2) The Corporation shall Indemnify and advance expenses to any Director or Officer to the greatest extent permitted by the Act in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, brought against such Director or Officer, or by reason of any action alleged to have been taken or omitted in such capacity.

     Under North Carolina law, an amendment to the Articles of Incorporation requires shareholder approval.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR
APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

                  OTHER BUSINESS AND INFORMATION

     The Company does not intend to bring before the Meeting any business other than as set forth in this Proxy Statement, and has not been informed that any other business is to be presented at the Meeting.
 However, if any matters other than those referred to above should properly come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment.
     The Board of Directors has reappointed Deloitte & Touche LLP as auditors of the Company and its subsidiaries for the current fiscal year. Shareholders are not requested to act in connection with such selection. A representative of Deloitte & Touche LLP is expected to be present at the Shareholders' Meeting on May 18, 1998 to answer appropriate questions and to make a statement if the representative wishes to do so.
-9-

                       SHAREHOLDER PROPOSALS

     Shareholder proposals for the next Annual Meeting of Shareholders must be received by the Company at P.O. Box 614, Kinston, NC 28502 on or before December 5, 1998.

                     EXPENSES OF SOLICITATION

     The solicitation of Proxies is being made on behalf of the Board of Directors of the Company, and all expenses in connection therewith will be paid by the Company. Requests will be made of brokerage houses and other custodians, nominees and fiduciaries to forward the solicitation material, at the expense of the Company, to the beneficial owners of stock held of record by such persons.

                By order of the Board of Directors,
                         ROGER M. EICHEL,
                       Senior Vice President
                           and Secretary

HAMPTON INDUSTRIES, INC

PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS
     The undersigned hereby appoints David Fuchs and Sol Schechter as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated, all the shares of Common Stock of Hampton Industries, Inc., held of record by the undersigned on March 31, 1998, at the Annual Meeting of Shareholders to be held on Monday, May 18, 1998 at 10:00 a.m., in the Conference Center, at Hahn and Hessen LLP, 36th Floor, Empire State Building,
350 Fifth Avenue, New York, NY or any adjournment thereof.

                  (TO BE SIGNED ON REVERSE SIDE)
                                               Nominees: David Fuchs
1. Election of  FOR all nominees     WITHHOLD            Steven Fuchs
   Directors    listed to the right  AUTHORITY           Sol Schechter
                (except as marked    to vote for all     Paul Chused
                to the contrary)     nominees            Herbert L. Ash
                                                         Roger M. Eichel
                                                         Barbara Henegan

For, except vote withheld from the
following nominee(s):
_________________________________

2.  To amend the Company's Certificate of
    Incorporation to indemnify Directors and
    Officers in connection with actions taken in regard to their duties with the Company.

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting (no such other business in known to management).

    This proxy will be voted FOR election of all nominees identified in Item 1 and FOR Item 2.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED
ENVELOPE.

SIGNATURE______________________ DATE_________________

SIGNATURE______________________ DATE_________________
          IF HELD JOINTELY

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.